SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 14, 2010

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5D, TOWER A, 2 BUILDING BUSINESS CENTER

JINYUAN SHIDAI, NO. 2 E. ROAD

LANDIANCHANG, HAIDIAN DISTRICT

BEIJING, PEOPLE’S REPUBLIC OF CHINA 100097

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86-10) 8887-6366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	MATERIAL DEFINITIVE AGREEMENT

On April 14, 2010, Tri-Tech Holding, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Newbridge Securities Corporation and Brean Murray, Carret & Co., LLC (collectively, the “Representatives”), which Representatives are acting on behalf of the underwriters named therein (collectively, the “Underwriters”), for the sale by the Company to the Underwriters (the “Offering”) of 2,142,750 (the “Offered Shares”) of the Company’s ordinary shares, par value $0.001 per share (the “Ordinary Shares”). The Offering of the Offered Shares closed on April 20, 2010. The Offered Shares were sold to the public at a price of $14.00 per share. The Company has granted the Underwriters a 45-day option to purchase an aggregate of 321,412 additional Ordinary Shares (the “Overallotment Shares”). The net proceeds were approximately $30 million to the Company (not including any proceeds from a sale of the option for the Overallotment Shares, which will not be exercised at the time of the sale of the Offering Shares) before deducting underwriting commissions and estimated expenses payable by the Company associated with the Offering.

The Offering is being made pursuant to a prospectus, dated April 14, 2010, that is part of a Registration Statement on Form S-1 (File No. 333-164273) which was initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 8, 2010, as amended, in the form which it became effective on April 14, 2010, including the information deemed to be included in it at the time of effectiveness pursuant to Rule 430A of the Securities Act of 1933, as amended (the “Securities Act”). The Company filed a Registration Statement on Form S-1MEF (File No. 333-166077) with the Commission on April 15, 2010 to increase the size of the Offering, which became effective upon filing in accordance with Rule 462(b) of the Securities Act.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act other obligations of the parties, and termination provisions.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibit.

ITEM 8.01	OTHER EVENTS

On April 20, 2010, the Registrant issued a press release announcing that on that day it closed a secondary offering of 2,142,750 ordinary shares at an offering price of $14.00 per share, receiving aggregated gross proceeds of approximately $30 million before underwriter commissions and discounts and other expenses. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

Not Applicable.

(b) Pro forma financial information.

Not Applicable.

(c) Shell company transactions.

Not Applicable.

(d) Exhibits.

1.1	Underwriting Agreement dated April 14, 2010

99.1	Press Release dated April 20, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-TECH HOLDING INC.

By:	/s/ Phil Fan
Phil Fan
President

Dated: April 20, 2010

EXHIBIT INDEX

Description of Exhibit

1.1	Underwriting Agreement dated April 14, 2010

99.1	Press Release dated April 20, 2010